Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY TO PARTICIPATE AT UPCOMING INVESTOR CONFERENCES;

POSTS NEW INVESTOR PRESENTATION

AUSTIN, Texas, September 15, 2014 – Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or “the Company”) today announced that Bryan Sheffield, Chairman and Chief Executive Officer, will present at the 5th Annual Credit Suisse Small/Mid Cap Conference on Wednesday, September 17 in New York City. The Company will also be participating in the 2014 Credit Suisse Global Credit Products Conference on September 18 in Miami, Florida. An updated investor presentation has been posted to the Investor Relations section of the Company’s website.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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